INTERNATIONAL BATTERY METALS LTD
RESTRICTED SHARE AWARD AGREEMENT

This RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”) is made by and between International Battery Metals Ltd. (the “Company”), a corporation existing under the Business Corporations Act (British Columbia), and [●] (the “Participant”), effective as of December [●], 2025 (the “Award Date”).

WHEREAS, the Board of Directors (the “Board” and each member of the Board, a “Director”) and shareholders of the Company previously adopted and approved the 2025 Omnibus Equity Incentive Plan (the “Plan”) (the terms of which are hereby incorporated by reference and made part of this Agreement);

WHEREAS, Section 3 of the Plan provides that the Plan shall be administered by the Board, or a committee of the Board (the “Committee”);

WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interest of the Company and its shareholders to grant an award of Restricted Shares to the Participant, subject to the terms and conditions set forth below and in the Plan and instruct the appropriate officer of the Company to issue such Restricted Shares; and

WHEREAS, the Participant desires to accept the award of Restricted Shares as an inducement to serve as a Director of the Company and as an incentive for increased efforts during such service and has advised the Company thereof and agrees to be bound by the terms and conditions of the Plan and this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Article I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

Section 1.1
“Award Agreement” means any agreement pursuant to which an eligible Director, Employee or Consultant has been granted an award of Restricted Shares and which shall provide the terms of such Award.
Section 1.2
“Award” means any Option, Restricted Share Award, Restricted Share Unit, Performance Share Unit, Deferred Share Unit, Stock Appreciation Right or Dividend-Equivalent Right granted under or pursuant to the Plan.
Section 1.3
“Change in Control” means (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company or any “person” that is a Control Person as of the date of adoption of the Plan), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding voting securities; (ii) consummation of a merger or consolidation of the Company with any other entity or the issuance of voting securities in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary thereof) pursuant to applicable exchange requirements, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as defined above) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of either of the then-outstanding Common Shares or the combined voting power of the Company’s then-outstanding voting securities; or (iii) the consummation of the sale, lease or disposition by the Company of all or substantially all of the Company’s assets (or any transaction or series of transactions within a period of twelve (12) months ending on the date of the last sale or disposition having a similar effect).

Notwithstanding the foregoing, a transaction or other event described above may constitute a “Change in Control” for purposes of any Award which is subject to Section 409A of the Code for purposes of earning and vesting, but no payment shall be made thereunder until the earliest of (i) the Change in Control, if such transaction constitutes a “change in the ownership of the corporation,” a “change in the effective control of the corporation” or a “change in the ownership of a substantial portion of the assets of the corporation,” within the meaning of Code Section 409A(2)(A)(v), (ii) the date such Award would otherwise be settled pursuant to the terms herein, and (iii) the Participant’s “separation from service” within the meaning of Code Section 409A.

Section 1.4
“Code” means the US Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.
Section 1.5
“Common Shares” means common shares in the capital of the Company and any shares or securities of the Company into which such common shares are changed, converted, subdivided, consolidated, or reclassified.
Section 1.6
“Disability” means, if the Participant is a US Grantee, “permanent and total disability” within the meaning of Section 22(e)(3) of the Code.
Section 1.7
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
Section 1.8
“Restricted Shares” means the Award of [*] Restricted Shares to the Participant under the Plan pursuant to this Agreement.
Section 1.9
“Section 409A” means Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder.
Section 1.10
“Securities Act” means the Securities Act of 1933, as amended.
Section 1.11
“US Grantee” means a Person who is subject to the regulations of Section 409A of the Code.

Article II.

AWARD OF RESTRICTED SHARES
Section 2.1
Award of Restricted Shares

Subject to the terms and conditions provided in this Agreement and Section 6(f) of the Plan, the Company hereby awards to the Participant, [*] Restricted Shares as of the Award Date. The Plan is incorporated herein by reference as though set forth herein in its entirety. To the extent such terms or conditions conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern.

Section 2.2
Vesting
(a)
If the Participant files a valid election under Section 83(b) of the Internal Revenue Code of 1986, as amended (a “Section 83(b) Election”) within 30 days of the Award Date, a portion of the Restricted Shares shall immediately vest in an amount equal to the number of Common Shares necessary to satisfy the withholding requirement under Section 3.4 of this Agreement (the “Tax Withholding Vested Shares”). If the Participant elects to make a Section 83(b) Election, the Participant shall provide the Company with a copy of the executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the U.S. Internal Revenue Service.
(b)
Except as otherwise stated herein, provided that the Participant continuously serves as a Director of the Company through the applicable vesting date, the Restricted Shares, reduced by any Restricted Shares that become Tax Withholding Vested Shares, will vest on the first anniversary of the Award Date ( “Vesting Date”) (the period during which restrictions apply with respect to Restricted Shares, the “Vesting Period”). The Vesting Period shall only lapse as to whole Shares of Restricted Stock (no partial Shares shall be vested). Once vested, the restrictions applicable to the Restricted Shares will lapse, and such Restricted Shares will become non-forfeitable and transferable subject to the terms of the Plan and this Agreement.
(c)
Except as may be otherwise provided in Section 2.3 of this Agreement, in the event of the Participant’s termination of service as a Director for any reason, the Restricted Shares shall be forfeited immediately.
Section 2.3
Acceleration of Vesting
(a)
If during the Vesting Period a Change in Control occurs, then the Board, in its sole discretion, may provide that:
(i)
the successor corporation or entity assumes this grant of Restricted Shares or replace it with a substitute Award on terms substantially similar to the existing award of Restricted Shares;
(ii)
the Restricted Shares be surrendered for a cash payment made by the successor corporation or entity equal to the fair market value thereof;
(iii)
the Restricted Shares become fully vested and exercisable prior to or contemporaneously with the completion of the transaction resulting in the Change in Control; or
(iv)
any combination of the foregoing.

(b)
In the event the Participant’s death or Disability during the Vesting Period, notwithstanding any vesting schedule provided for hereunder, the Restricted Shares shall become immediately vested on the date of the Participant’s death or within 60 days following the date on which the Participant is determined to be totally disabled.
Article III.

RESTRICTIONS, VOTING AND OTHER RIGHTS
Section 3.1
No Right to Transfer
(a)
Subject to the provisions of the Plan and this Agreement, during the Vesting Period, the Participant shall not sell, exchange, transfer, pledge, assign, encumber or otherwise dispose of, other than pursuant to a Change in Control in accordance with Section 9(f) of the Plan, any Restricted Shares or the underlying Common Shares.
(b)
The Participant acknowledges that the Award of Restricted Shares and each right under the Award, will be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.
Section 3.2
Securities Law Compliance
(a)
The Participant agrees that the Company may impose such restrictions on the Restricted Shares as are deemed advisable by the Company including without limitations, (i) requiring the Participant to execute an agreement evidencing transfer restrictions prior to the receipt of Restricted Shares hereunder (ii) requiring the Participant to promptly present to the Company any and all certificates representing Restricted Shares acquired hereunder for the placement on such certificates with the following legend, along with such other legends that the Board or the Committee shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR U.S. STATE SECURITIES LAWS. BY PURCHASING OR OTHERWISE HOLDING THESE SECURITIES, THE HOLDER AGREES FOR THE BENEFIT OF INTERNATIONAL BATTERY METALS LTD. (THE “CORPORATION”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION; OR (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS; OR (C) IN COMPLIANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 OR (II) RULE 144A THEREUNDER, IF AVAILABLE, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS; OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS; OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT, PROVIDED THAT, IN THE CASE OF TRANSFERS PURSUANT TO (C)(I) OR (D) ABOVE, THE HOLDER HAS,

PRIOR TO SUCH TRANSFER, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

(b)
To the extent that the Participant does not vest in any Restricted Shares awarded pursuant to this Agreement, all interest in such Restricted Shares shall be forfeited, and the Participant shall have no right or interest in any Restricted Shares that are forfeited.
Section 3.3
Dividends, Voting and Other Rights
(a)
The Participant shall have all of the rights of a shareholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any cash dividends that may be paid thereon; provided, however, that any dividends with respect to such unvested Restricted Shares will be paid in a single cash lump sum payment on or before the last day of the calendar quarter in which the dividend payment date occurs. Until the dividend is paid to the Participant, it shall be subject to the same terms and conditions relating to forfeiture that are applicable to the Restricted Shares related to such dividend. In the event that Restricted Shares are forfeited as provided in this Agreement, then the related dividends which have not yet been paid shall also be forfeited.
Section 3.4
Tax Withholding
(a)
To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts (“Tax-Related Items”) in connection with the grant or delivery to the Participant of Restricted Shares or any other payment or vesting event with respect to the Restricted Shares, the Participant and the Committee hereby agree that such obligation, in whole, will be satisfied by the Company withholding a portion of the Restricted Shares otherwise to be delivered with a fair market value equal to the amount of such obligation; provided, however, that any such obligation in connection with a cash dividend payment to the Participant pursuant to Section 3.3 of this Agreement will be satisfied, in whole, by the Company withholding a portion of such cash otherwise to be delivered with a value equal to the amount of such obligation. Additionally, the Company shall have the right to withhold from any payment of any kind otherwise due to the Participant from the Company, any federal, state, local or foreign taxes or other amounts of any kind required by law to be withheld with respect to the Award or vesting of the Restricted Shares so long as such withholding does not result in any adverse tax consequences under Section 409A of the Code.
(b)
Notwithstanding any action the Company takes with respect to any Tax-Related Items, the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility, and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, or vesting of the Restricted Shares or the subsequent issuance or sale of any Common Shares; and (ii) does not commit to structure the Restricted Shares to reduce or eliminate the Participant’s liability for Tax-Related Items.
Section 3.5
Clawback/Recoupment

The grant of Restricted Shares pursuant to the Plan and this Agreement will be subject to mandatory repayment or forfeiture, as applicable, by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (i) any Company “clawback” or recoupment policy adopted by the Board, or (ii) any law, rule, regulation or Exchange requirement which imposes mandatory recoupment, under the circumstances set forth in any such law, rule, regulation or requirement.

Section 3.6
Consideration to the Company

In consideration of the awarding of the Restricted Shares by the Company, the Participant agrees to render faithful and efficient services to the Company, with such duties and responsibilities as the Board shall from time to time prescribe, and to comply with the policies and procedures of the Company to which the Participant is subject from time to time. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue as a Director of the Company or shall interfere with or restrict in any way the rights of the shareholders of the Company, which are hereby expressly reserved, to remove the Participant at any time for any reason whatsoever, with or without cause.

Section 3.7
Adjustments in Restricted Shares

Notwithstanding any other provision of this Agreement, the Committee may make adjustments with respect to the Restricted Shares in accordance with the provisions of the Section 8 of the Plan.

Section 3.8
Compliance with Section 409A

In accepting the Restricted Shares, the Participant acknowledges that:

(a)
General. Notwithstanding any provision of the Plan to the contrary, it is intended that with respect to any US Grantee, such US Grantee's participation in the Plan shall be in a manner which does not subject the US Grantee's interests in the Plan to accelerated or additional tax under Section 409A because such benefits and rights should qualify for the “short-term deferral” exemption to Section 409A set forth in Treasury Regulation 1.409A-1(b)(4), and the provisions of this Agreement shall be construed in a manner consistent with that intention. If the Company believes, at any time, that any such benefit or right is subject to Section 409A but does not so comply, the Company may, without the Participant’s consent, amend the terms of such benefits and rights such that they are exempt from or comply with Section 409A.
(b)
No Ability to Designation Taxable Year. Notwithstanding anything to the contrary, the US Grantees shall not have a right to designate the taxable year of any payment under the Plan.
(c)
No Guaranty of 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to the Participant that the payments or benefits provided under this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Participant or any beneficiary of the Participant for any tax, additional tax, interest or penalties that the Participant or any beneficiary of the Participant may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.
Article IV.

OTHER PROVISIONS
Section 4.1
Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Shares. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement except with respect to matters which, under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.

Section 4.2
Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the officer designated as the Administrator from time to time, and any notice to be given to the Participant shall be communicated to him or her (i) by e-mail to the Participant at the Participant’s e-mail address on file with the Company, or (ii) by mail to the Participant at the Participant’s mailing address on file with the Company. By a notice given pursuant to this Section 4.2, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 4.2. Any notice delivered by mail shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.3
Representations of Participant

In consideration of the grant of the Restricted Shares, the Participant represents to the Company the following:

(a)
I am aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Award. I am receiving these Restricted Shares for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act;
(b)
I acknowledge that I have read and understand the Plan, that I will abide by its terms and conditions, and that the Award is subject to the terms of the Plan and this Agreement;
(c)
I understand that the Company’s issuance of the Restricted Shares has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein; and in this connection, I understand that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Restricted Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of Common Shares, or for a period of one year or any other fixed period in the future;
(d)
I further understand that the Restricted Shares and the Common Shares underlying such shares must be held indefinitely unless the transfer is subsequently registered under the Securities Act or unless an exemption from registration is otherwise available; and moreover, I understand that the Company is under no obligation to register any transfer of the Restricted Shares upon vesting; and in addition, I understand that the certificate evidencing the Restricted Shares will be imprinted with a legend which prohibits the transfer of the vested Restricted Shares unless registered or such registration is not required in the opinion of counsel for the Company;

(e)
I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non‑public offering subject to the satisfaction of certain conditions specified in such rules as they may be in effect at the time of any resale by me; and that notwithstanding this paragraph (e), I acknowledge and agree to the restrictions set forth in paragraph (e) hereof;
(f)
I further understand that in the event the Company’s Common Shares are publicly listed for trade on a U.S. exchange, (i.e., the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act), under Rule 701, I will not be able to resell the Restricted Shares upon vesting until 90 days after such public listing and that more restrictive conditions apply to affiliates of the Company under Rule 144;
(g)
I further understand that in the event all of the applicable requirements of Rule 144 or Rule 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 and Rule 701 are not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that Persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or Rule 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such Persons and their respective brokers who participate in such transactions do so at their own risk;
(h)
I recognize that (A) during the Vesting Period, the value of Common Shares may be subject to a number of factors and the Company accepts no responsibility for any fluctuations in the value of its Common Shares, and (B) there is no assurance as to when, if at all, a Change in Control will occur and therefore if or when the Restricted Shares will vest due to Change in Control;
(i)
I recognize that, at the sole discretion of the Company, the Plan can be administered by the Committee and any communication from or to the Committee shall be deemed to be from or to the Company;
(j)
I acknowledge that the Company assumes no responsibility as regards to the tax consequences that participation in the Plan will have for the Participant and the Participant is urged to consult his or her own tax advisor in such regard; and
(k)
I acknowledge and agree that the Company has determined and confirmed that the I am a bona fide Employee, Consultant or Director, as the case may be; and acknowledge that I am solely liable for any taxes or penalties which may be payable to Canada Revenue Agency under the Income Tax Act (Canada) or any other taxing authority in respect of the Award of Restricted Shares and that the Company is authorized to deduct or withhold from any Award granted, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to the Participant such amount as may be necessary so as to ensure the Company will be able to comply with the applicable provisions of any federal, provincial, state or local law relating to the withholding of tax or other required deductions.
Section 4.4
Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 4.5
Governing Law; Venue

The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in Ontario. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Texas in the United States. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Texas, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Texas court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the Province of Ontario.

Section 4.6
Conformity to Securities Laws

The Participant acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including, without limitation, the applicable exemptive conditions of Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Restricted Shares are awarded and may become fully vested in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.7
Amendments

This Agreement and the Plan may be amended without the consent of the Participant provided that such amendment would not affect in any materially adverse manner any rights of the Participant under this Agreement. No amendment of this Agreement shall, without the consent of the Participant, affect in any materially adverse manner any rights of the Participant under this Agreement.

IN WITNESS WHEREOF, IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INTERNATIONAL BATTERY METALS LTD.

By: ________________________________
Name:
Title: Chief Executive Officer

PARTICIPANT

By: ________________________________
Name:
Title: Director